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                                                                    EXHIBIT 3(a)

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                                CLINICOR, INC.


     The undersigned, being the President and Assistant Secretary of CLINICOR, INC., do certify and set forth:

     1.   The name of the Corporation is CLINICOR, INC.

     2. Article VI, Sections 1 and 2, of the Articles of Incorporation of the Corporation are amended to read in their entirety as follows:

     "Section 1.    Authorized Shares.  The aggregate number of shares which the
Corporation shall have authority to issue is 75,055,181, of which (a) 75,000,000 shares shall be designated "Common Stock", par value $.001 per share, (b) 5,181 shares shall be designated "Class A Convertible Preferred Stock", without par value, and (c) 50,000 shares shall be designated "Class B Convertible Preferred Stock", without par value. The "Class A Convertible Preferred Stock" is sometimes referred to as the "Class A Preferred Stock", the "Class B Convertible Preferred Stock" is sometimes referred to as the "Class B Preferred Stock", and both such classes of stock are sometimes referred to collectively as the "Convertible Preferred Stock".

     Section 2. Relative Rights. Subject to the rights of the holders of the Convertible Preferred Stock, the Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers and each share of Common Stock shall be entitled to one vote. The following is a statement of the designations, preferences, limitations and relative rights in respect of the shares of each class of Convertible Preferred Stock of the Corporation. Unless otherwise indicated, references to "Sections" contained herein shall refer to subdivisions of this Section 2 of Article VI.

     A.   Class A Preferred Stock

          Each share of Class A Preferred Stock shall be subject to the following provisions:
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          1.   Dividends.

               a. Right to Receive Dividends. The holders of the Class A Preferred Stock shall be entitled to receive, when, if and as declared by the Corporation's Board of Directors, out of funds legally available therefor, cumulative dividends payable as set forth in this Section A(1).

               b. Cumulative Dividends and Dividend Payment Dates. Dividends on the Class A Preferred Stock shall accrue and shall be cumulative from July 15, 1996, the date of issuance of the shares of Class A Preferred Stock (the "Class A Date of Original Issue"), whether or not earned or declared by the Board of Directors of the Corporation. Until paid, the right to receive dividends on the Class A Preferred Stock shall accumulate, and shall be payable in kind in additional shares of Class A Preferred Stock, as set forth below, in arrears, on June 30 and December 31 of each year (a "Class A Dividend Payment Date"), commencing on December 31, 1996 (the "Initial Class A Dividend Payment Date") except that if such Class A Dividend Payment Date is not a business day, then the Class A Dividend Payment Date will be the immediately preceding business day.

               Not later than noon on the business day immediately preceding each Class A Dividend Payment Date, the Corporation shall set aside a sufficient number of shares of Class A Preferred Stock for the payment of declared dividends and shall deliver such shares of Class A Preferred Stock to the holders of shares of Class A Preferred Stock as of the record date for such dividend in payment of such declared dividends on such Class A Dividend Payment Date. Each such dividend declared by the Board of Directors on the Class A Preferred Stock shall be paid to the holders of record of shares of the Class A Preferred Stock as they appear on the Stock Register on the record date which shall be the business day next preceding a Class A Dividend Payment Date. Dividends in arrears for any past dividend period may be declared by the Board of Directors of the Corporation and paid on shares of the Class A Preferred Stock on any date fixed by the Board of Directors of the Corporation, whether or not a regular Class A Dividend Payment Date, to holders of record of shares of the Class A Preferred Stock as they appear on such Stock Register on the record date, which shall not be greater than 15 days before such Class A Dividend Payment Date, as may be fixed by the Board of Directors of the Corporation. Any dividend payment made on shares of the Class A Preferred Stock shall first be credited against the dividends accumulated with respect to the earliest dividend period for which dividends have not been paid.

               No dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation (other than dividends on shares of the Class A Preferred Stock and the Class B Preferred Stock, in each case as further provided herein) for any dividend period unless full cumulative dividends in accordance with the terms hereof have been or contemporaneously are declared and paid on (i) the Class A Preferred Stock through the most recent Class A Dividend Payment Date, and (ii) the Class B Preferred Stock through the most recent Class B Dividend Payment Date (as hereinafter defined). The Corporation shall not declare or pay or set apart for payment any cash dividends on the shares of Class A Preferred Stock for any dividend period unless (x) full cumulative dividends have been

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or contemporaneously are declared and paid on the Class B Preferred Stock through the most recent Class B Dividend Payment Date or (y) simultaneously therewith an amount equal to the Class B Proportional Accumulated Dividend (as hereinafter defined), calculated as of the Class A Dividend Payment Date, is set apart for the benefit of the Class B Preferred Stock to be paid on the next Class B Dividend Payment Date, and (z) on such Class A Dividend Payment Date, no violation shall have occurred which has not been cured of the provisions of Sections B(5)(a) - (e). The Corporation shall not declare or pay or set apart for payment less than all of the cash dividends payable on the shares of Class A Preferred Stock for any dividend period unless simultaneously therewith an amount equal to the Class B Proportional Accumulated Dividend (as hereinafter defined), calculated as of the Class A Dividend Payment Date, is set apart for the benefit of the Class B Preferred Stock to be paid on the next Class B Dividend Payment Date. If full cumulative dividends have not been paid or, pursuant to the provisions of this Section A(1)(b), are not entitled to be paid on shares of the Class A Preferred Stock, any dividends thereafter declared on shares of the Class A Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Class A Preferred Stock. Holders of the shares of Class A Preferred Stock shall not be entitled to any cash dividends, in excess of full cumulative dividends as set forth in this paragraph. No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Class A Preferred Stock which may be in arrears.

               The "Class B Proportional Accumulated Dividend" shall be an amount equal to the result obtained by multiplying (i) the aggregate amount available for declaration and payment as a cash dividend to all holders of Convertible Preferred Stock on the Class A Dividend Payment Date times (ii) the result obtained by dividing (A) the aggregate amount of accumulated but unpaid cash dividends on the Class B Preferred Stock for each Class B dividend period or part thereof as of the Class A Dividend Payment Date (computed for partial Class B dividend periods by multiplying the Class B Dividend Rate (as hereinafter defined) applicable to such partial Class B dividend period by a fraction the numerator of which shall be the number of days in such partial Class B dividend period prior to the Class A Dividend Payment Date (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360) by (B) the aggregate amount of all accumulated but unpaid dividends on the Convertible Preferred Stock as of the Class A Dividend Payment Date.

               c. Class A Dividend Rate. The dividend rate (the "Class A Dividend Rate") on each share of Class A Preferred Stock shall be 8% per share per annum on the Class A Liquidation Preference (as hereinafter defined) of each such share for the period from the Class A Date of Original Issue until the Initial Class A Dividend Payment Date and, for each dividend period thereafter, which shall commence on the last day of the preceding dividend period and shall end on the next Class A Dividend Payment Date, shall be at the Class A Dividend Rate (as adjusted from time to time as hereinafter provided) on such Class A Liquidation Preference and no more. The amount of dividends per share of the Class A Preferred Stock payable for each dividend period or part thereof shall be computed by multiplying the Class A Dividend Rate for such dividend period by a fraction the numerator of which shall be the number of days in the dividend period or part thereof (calculated by counting the first day thereof but excluding the last day thereof) such share

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

was outstanding and the denominator of which shall be 360 and multiplying the result by the Class A Liquidation Preference. Any such dividend declared shall be payable in kind in additional shares of Class A Preferred Stock. The Corporation shall issue, in payment of such dividend, such number of shares of Class A Preferred Stock as will have an aggregate Class A Liquidation Preference equal to the amount of the dividend so payable by the Corporation. In furtherance thereof, the Corporation shall reserve out of the authorized but unissued shares of Class A Preferred Stock, solely for issuance in respect of the payment of dividends as herein described, a sufficient number of shares of Class A Preferred Stock to pay such dividends, when, if and as declared by the Board of Directors of the Corporation. Notwithstanding anything to the contrary contained herein, from and after July 15, 2001, the Class A Dividend Rate shall increase to 10% per annum on the Class A Liquidation Preference of the shares of Class A Preferred Stock, and thereafter, the Class A Dividend Rate shall increase by an additional 2% per annum on each successive Class A Dividend Payment Date. All such dividends accruing from and after July 15, 2001 shall be payable in cash.

               d. Purchase of Class A Preferred Stock if Dividends are in Arrears. So long as any shares of the Class A Preferred Stock are outstanding, the Corporation may not purchase or otherwise acquire for any consideration (except through a redemption of all the outstanding shares of the Class A Preferred Stock) any shares of the Class A Preferred Stock during any period when dividends on the Class A Preferred Stock are in arrears for any past dividend period.

               e. Waiver of Limitation on Dividends. Dividends may be paid on the Class A Preferred Stock even if, after giving effect thereto, the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, if the Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of stockholders, if any, whose preferential rights are superior to those receiving the distribution.

          2.   Voting Rights.

               a. Except as otherwise provided herein or by law, the holders of Class A Preferred Stock shall have full voting rights and powers, and they shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, voting together with the holders of Common Stock and the Class B Preferred Stock as one class; provided, however, that solely with respect to the right to elect and remove directors, the holders of the Class A Preferred Stock shall not be entitled to vote pursuant to this Section A(2)(a). The provisions of Section A(2)(b) hereof shall govern the rights of the holders of Class A Preferred Stock with respect to the election and removal of directors. Each holder of shares of Class A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Class A Preferred Stock could be converted. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Class A Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

               b. In addition to the rights specified in Section A(2)(a) and Section A(4) hereof, the holders of the Class A Preferred Stock, voting separately as one class, shall have the exclusive and special right at all times to elect that number of directors to the Board of Directors of the Corporation (each, a "Class A Preferred Director") as is proportional to their percentage ownership of the Corporation's shares of Common Stock, assuming conversion of all shares of Convertible Preferred Stock then outstanding (with fractional numbers rounded upward to the nearest whole number) and at all times to remove such directors. Such directors shall be elected by the vote of the holders of a majority, and removed by the vote of the holders of two-thirds (2/3), of the shares of Class A Preferred Stock then outstanding. The right of holders of the Class A Preferred Stock contained in this Section A(2)(b) may be exercised either at a special meeting of the holders of Class A Preferred Stock, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least 33-1/3% of the Class A Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Class A Preferred Stock for the purpose of (i) removing any director elected pursuant to this A(2)(b) and/or (ii) electing directors to fill a vacancy in the directorship authorized to be filled by the holders of Class A Preferred Stock pursuant to this Section A(2)(b). Such meeting shall be held at the earliest practicable date.

               At any meeting held for the purpose of electing or removing directors at which the holders of Class A Preferred Stock shall have the right to elect or remove directors as provided in this Section A(2)(b), the presence, in person or by proxy, of the holders of record of two-thirds (2/3) of the Class A Preferred Stock then outstanding shall be required to constitute a quorum of the Class A Preferred Stock for such election.

               A vacancy in the directorship to be elected by the holders of Class A Preferred Stock pursuant to this Section A(2)(b) may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the shares of Class A Preferred Stock then outstanding and may not be filled by the remaining directors.

          3.   Rights on Liquidation.

               a. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (any such event being hereinafter referred to as a "Liquidation") occurring prior to the first anniversary of the Class B Original Issue Date (as defined in Section B(1)(a) below), before any distribution of assets of the Corporation shall be made to or set apart for the holders of any class of capital stock of the Corporation, including the holders of Common Stock or the holders of Class B Preferred Stock, the holders of Class A Preferred Stock shall receive payment out of such assets of the Corporation in an amount per share equal to equal to $1,000 (such amount being referred to as the "Class A Liquidation Preference"), plus any accumulated and unpaid dividends thereon (whether or not earned or declared). If the assets of the Corporation available for distribution to the holders of the Class A Preferred Stock shall not be sufficient at such time to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of

                                       5
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the Class A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Class A Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock, the holders of Class B Preferred Stock shall receive payment out of such assets of the Corporation in an amount per share equal to the Class B Preference Amount (as defined in Section B(2)(a) below). Upon the occurrence of a Liquidation on and after the first anniversary of the Class B Original Issue Date, the Class A Preferred Stock and the Class B Preferred Stock shall rank on a parity as to the receipt of the Class A Liquidation Preference and the Class B Preference Amount. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient at such time to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Class A Liquidation Preferences of the shares of Class A Preferred Stock or the aggregate Class B Preference Amounts of the shares of Class B Preferred Stock, as the case may be, held by each such holder. In any event, if the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock and the Class B Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock.

               b. Unless such event has been approved by the holders of at least 66 2/3% of the shares of Class A Preferred Stock in accordance with Section A(4) below, any consolidation, merger or a statutory share exchange (other than a merger with a wholly-owned subsidiary of the Corporation or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Corporation immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) in which the outstanding shares of capital stock of the Corporation are exchanged for securities or other consideration of or from another corporation, or a sale, lease, transfer or other disposition of all or substantially all the assets or stock of the Corporation shall be deemed a Liquidation; provided that the limitation in the priority of payment of the Class B Preference Amount set forth in Section A(3)(a) above in respect of Liquidations occurring prior to the first anniversary of the Class B Original Issue Date shall not apply to any such event, regardless of the date of such Liquidation.

               c. Whenever the distribution provided for in this Section A(3) shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

               d. Payment in full to the holders of Class A Preferred Stock of the Class A Liquidation Preference shall effect a complete cancellation and redemption of the Class A Preferred Stock.

               e. In the event that outstanding shares of Class A Preferred Stock shall be subdivided into a greater number of shares of Class A Preferred Stock, the Class A Liquidation Preference in effect immediately prior to each such subdivision, simultaneously with the effectiveness of such subdivision, shall be proportionately reduced, and, conversely, in case outstanding shares

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

of Class A Preferred Stock shall be combined into a smaller number of shares of Class A Preferred Stock, the Class A Liquidation Preference in effect immediately prior to each such combination, simultaneously with the effectiveness of such combination, shall be proportionately increased.

          4. Actions Requiring the Consent of Holders of Class A Preferred Stock. As long as any shares of Class A Preferred Stock are outstanding, the consent of the holders of at least 66-2/3% of the shares of Class A Preferred Stock at the time outstanding, voting separately as a class, given in person or by proxy, either in writing without a meeting or by vote at a meeting called for the purpose, shall be necessary for effecting or validating any of the following transactions:

               a. Any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation, as amended, or the By-laws of the Corporation which (i) increases the number of authorized shares of the Class A Preferred Stock, (ii) adversely affects the rights, preferences or powers of the Class A Preferred Stock or of the holders thereof, (iii) decreases the required time for the giving of any notice to which the holders of Class A Preferred Stock may be entitled, or (iv) amends, alters or repeals Section A(4)(g) hereof;

               b. The authorization or creation of, or the increase in the number of authorized shares of any stock of any class, or any security convertible into stock of any class, or the authorization or creation of any new class of preferred stock (or any action which would result in another series of preferred stock);

               c. Any merger or consolidation including the Corporation, or any sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation;

               d.   Any Liquidation of the Corporation;

               e. The declaration or payment of any dividends to the holders of Common Stock of the Corporation or any other class of capital stock of the Corporation, other than the Class A Preferred Stock or the Class B Preferred Stock as provided herein;

               f. The repurchase or redemption of any shares of capital stock of the Corporation, other than the redemption of the Class A Preferred Stock or the Class B Preferred Stock as herein provided; or

               g.   Any increase in the number of directors of the Corporation.

               In furtherance and not in limitation of the foregoing, the Corporation shall not in any manner, whether by amendment of the Articles of Incorporation (including, without limitation, any Certificate of Designation), merger, reorganization, recapitalization, consolidation, sale of assets, sale of stock, tender offer, dissolution or otherwise, directly or indirectly, take any action, or permit any action to be taken, solely or primarily for the purpose of increasing the value of any class of

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stock of the Corporation if the effect of such action is reasonably likely to reduce the value, security, rights or preferences of the Class A Preferred
Stock.

          5.   Redemption.

               a. Following notice pursuant to Section A(5)(b)(ii) hereof given to all holders of Class A Preferred Stock during the period (the "Class A Redemption Period") commencing July 15, 1998 and continuing for so long as shares of Class A Preferred Stock are outstanding, the Corporation may at the option of the Board of Directors, redeem in whole or in part the shares of Class A Preferred Stock subject to the right of the holders of Class A Preferred Stock to convert the same into shares of the Corporation's Common Stock, as herein described, provided, however, that all preferred dividends payable on any outstanding shares of Class B Preferred Stock shall have been paid through the Class B Dividend Payment Date (as hereinafter defined) immediately preceding the Class A Redemption Date (as hereinafter defined). The Corporation shall effect any such redemption by paying in cash for each such share to be redeemed an amount equal to the Class A Liquidation Preference, per share, plus any accumulated and unpaid dividends thereon (whether or not earned or declared) on such shares to the Class A Redemption Date (such total amounts are hereinafter referred to as the "Class A Redemption Price").

               b.   (i)    In the event of any redemption pursuant hereto, the
Corporation shall effect such redemption as follows. The number of shares subject to redemption shall be allocated pro rata among the holders of outstanding shares of Class A Preferred Stock based upon the number of shares held by each such holder.

                    (ii) During the Class A Redemption Period, and at least 30 but no more than 60 days prior to the date fixed for any redemption of Class A Preferred Stock (the "Class A Redemption Date"), written notice shall be mailed by first-class certified or registered mail, return receipt requested, postage prepaid, to each holder of record of Class A Preferred Stock to be redeemed, notifying such holder of the redemption to be effected, specifying the Class A Redemption Date, the Class A Redemption Price, the place at which payment may be obtained and the date on which such holder's rights to convert such Class A Preferred Stock into Common Stock shall terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Class A Redemption Notice"). Except as provided in Section A(5)(b)(iii), on or after the Class A Redemption Date, each holder of Class A Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Class A Redemption Notice, and thereupon the Class A Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled; provided, however, that the holder of any shares of Class A Preferred Stock shall have the right, at any time prior to the close of business on any Class A Redemption Date as may have been fixed in any Class A Redemption Notice with respect to such shares, to convert such shares into shares of Common

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Stock in accordance with Section A(6) below. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                    (iii) From and after the close of business on the Class A Redemption Date, unless there shall have been a default in payment of the Class A Redemption Price, all rights of the holders of the shares of Class A Preferred Stock designated for redemption as holders of Class A Preferred Stock (except the right to receive the Class A Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                    (iv) Three days prior to the Class A Redemption Date, the Corporation shall deposit the Class A Redemption Price of all outstanding shares of Class A Preferred Stock designated for redemption in the Class A Redemption Notice, and not yet redeemed or converted, with a bank or trust company having aggregate capital and surplus in excess of $50,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. Simultaneously, the Corporation shall deposit irrevocable instructions and authorize such bank or trust company to pay, on and after the date fixed for redemption or prior thereto, the Class A Redemption Price of the Class A Preferred Stock to the holders thereof upon surrender of their certificates. Any monies deposited by the Corporation pursuant to this Section A(5)(b)(iv) for the redemption of shares which are thereafter converted into shares of Common Stock pursuant to Section A(6) hereof no later than the close of business on the Class A Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any monies deposited by the Corporation pursuant to this Section A(5)(b)(iv) remaining unclaimed at the expiration of two years following the Class A Redemption Date shall thereafter be returned to the Corporation, provided that the shareholder to which such monies would be payable hereunder shall be entitled, upon proof of its ownership of the Class A Preferred Stock and payment of any bond requested by the Corporation, to receive such monies but without interest from the Class A Redemption Date.

               c. Preferential Redemption Right. If at any time between the Class B Original Issue Date and the first anniversary of the Class B Original Issue Date, the Corporation shall elect to redeem all outstanding shares of the Class B Preferred Stock, then at least thirty (30) days (but not more than forty-five (45) days) prior to the business day immediately preceding the date fixed for such redemption of the Class B Preferred Stock (such date preceding the date fixed for such redemption, the "Class A Preferential Redemption Date"), the Corporation shall mail a written notice (the "Class A Preferential Redemption Notice"), first class postage pre-paid, to each holder of record of the Class A Preferred Stock at the close of business on the business day preceding the day on which the Class A Preferential Redemption Notice is given, notifying such holder that the Board of Directors of the Corporation has determined to redeem all outstanding shares of Class B Preferred Stock on the business day immediately succeeding the Class A Preferential Redemption Date, subject to the prior right of the holders of Class A Preferred Stock to have all shares of Class A Preferred Stock redeemed. The Class A Preferential Redemption Notice (i) shall

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

specify the Class A Preferential Redemption Date, the Class A Redemption Price, and the place at which payment may be obtained, (ii) shall advise such holder of its right to elect to have its shares of Class A Preferred Stock redeemed on the Class A Preferential Redemption Date before any sums shall be paid or any assets shall be distributed in connection with the redemption of any Class B Preferred Stock, and that if such election is made, such shares of Class A Preferred Stock shall be redeemed as of the Class A Preferential Redemption Date and (iii) shall advise such holder that unless the Corporation shall have received the written election to be redeemed by the close of business on the business day immediately preceding the Class A Preferential Redemption Date, then the shares of such holder's Class A Preferred Stock shall not be redeemed as of the Class A Preferential Redemption Date but shall continue to remain outstanding as Class A Preferred Stock. On the Class A Preferential Redemption Date, the Corporation shall set aside monies in an amount sufficient to pay the aggregate Class A Redemption Price for all shares of Class A Preferred Stock for which the Corporation shall have received a written notice of election to be redeemed, and the monies payable to each such holder shall be paid upon such holder's surrender to the Corporation in the manner and at the place designated, of its certificate representing shares of Class A Preferred Stock to be redeemed.

               d. Redemption of Class A Preferred Stock if Dividends are in Arrears. Notwithstanding the provisions of this Section A(5), shares of the Class A Preferred Stock may not be redeemed, other than in whole, unless, at the Class A Redemption Date (or Class A Preferential Redemption Date), all accumulated and unpaid dividends on the outstanding shares of the Class A Preferred Stock for all past dividend periods shall have been or are being contemporaneously paid or declared and set apart for payment.

               e. Status of Redeemed or Purchased Shares. Any shares of the Class A Preferred Stock at any time purchased, redeemed or otherwise acquired by the Corporation shall not be reissued and shall be retired.

          6.   Conversion.

               a. Right to Convert. The holder of any share or shares of Class A Preferred Stock shall have the right at any time, at such holder's option, to convert all or a portion of such shares of Class A Preferred Stock held by such holder into such number of fully paid and non assessable shares of Common Stock as is determined by dividing (i) the aggregate Class A Liquidation Preference of the shares of Class A Preferred Stock to be converted by (ii) the Class A Conversion Value (as hereinafter defined) then in effect for such Class A Preferred Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any Class A Preferred Stock. With respect to any fraction of a share of Common Stock called for upon any conversion, the Corporation shall pay to the holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined in good faith by the Board of Directors of the Corporation.

               b. Mechanics of Conversion. Such right of conversion shall be exercised by the holder of shares of Class A Preferred Stock by giving prior written notice to the Corporation (the "Class A Conversion Notice") that such holder elects to convert a stated number of shares of Class A Preferred Stock (the "Conversion Shares") into shares of Common Stock on the date specified in the Class A Conversion Notice (which date shall not be earlier than the date of the Class A Conversion Notice), and by surrender of the certificate or certificates representing such Conversion Shares. The Class A Conversion Notice shall also contain a statement of the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Promptly after the receipt of the Class A Conversion Notice and surrender of the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares. Such conversion shall be deemed to have been effected as of the close of business on the date specified in the Class A Conversion Notice, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date.

               c. Common Stock Reserved. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for issuance upon the conversion of shares of Class A Preferred Stock as herein provided, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Class A Preferred Stock at the time outstanding. All such shares of Common Stock shall have either been listed or approved for listing subject to official notice of issuance with the National Association of Securities Dealers Automated Quotation System, if such shares are then listed thereon, or on such other securities exchange as such shares may be listed on at the time in question. Such shares shall also have been registered under the Securities Exchange Act of 1934, as amended.

               d. Conversion Value. The initial conversion value for the Class A Preferred Stock shall be $1.50 per share of Common Stock, such value to be subject to adjustment in accordance with the provisions of this Section A(6)(d). Such conversion value in effect from time to time, as adjusted pursuant to this Section A(6)(d), is referred to herein as a "Class A Conversion Value." All of the remaining provisions of this Section A(6)(d) shall apply separately to each Class A Conversion Value in effect from time to time with respect to Class A Preferred Stock.

                    (i) In the event the Corporation shall, at any time or from time to time, issue or sell any shares of Common Stock (including treasury shares), other than any such sales pursuant to options or warrants that are outstanding as of July 15, 1996, for a consideration per share less than the Class A Conversion Value in effect for the Class A Preferred Stock immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Class A Conversion Value for the Class A Preferred Stock shall be reduced to a price equal to the consideration per share paid for such Common Stock. For purposes of this Section A(6)(d)(i), the following provisions shall also be applicable:

                           (1)   In the event the Corporation shall, in any
manner, grant any right to subscribe for or to purchase, or any option for the purchase of, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to for purposes of this Section A(6)(d) as "Convertible Securities"), whether or not such rights or options are immediately exercisable, and the minimum price per share for which Common Stock is issuable pursuant to such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities) shall be less than the Class A Conversion Value in effect for the Class A Preferred Stock, immediately prior to the time of the granting of such rights or options, then for the purposes of determining the Class A Conversion Value for the Class A Preferred Stock, the Corporation shall be deemed to have issued shares of Common Stock at such price per share as of the date of granting of such rights or options, and the adjustment of the Class A Conversion Value required by this Section A(6)(d)(i) shall be made as of the date of granting of such rights or options; provided, however, that no further adjustment of such Class A Conversion Value shall be made upon the actual issue of Common Stock or Convertible Securities upon the exercise of such rights or options or upon the issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                           (2)   In the event the Corporation shall in any
manner issue or sell any Convertible Securities, whether or not the rights to convert or exchange thereunder are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation in consideration of the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon conversion or exchange thereof by (ii) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Class A Conversion Value in effect for the Class A Preferred Stock immediately prior to the time of the issue or sale of such Convertible Securities, then for purposes of determining the Class A Conversion Value for such Class A Preferred Stock, the Corporation shall be deemed to have issued shares of Common Stock at such price per share as of the date of the issue or sale of such Convertible Securities, and the adjustment of the Class A Conversion Value required by this Section A(6)(d)(i) shall be made as of the date of the issue or sale of such Convertible Securities; provided, however, that no further adjustment of such Class A Conversion Value shall be made upon the actual conversion or exchange of such Convertible Securities.

                           (3)   In the event any shares of Common Stock or
Convertible Securities or any rights or options to purchase any such stock or securities shall be issued for cash, the consideration received therefor, less any out-of-pocket expenses incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith, shall be deemed to be the amount of consideration received by the Corporation therefor. The Board of Directors of the Corporation shall determine (irrespective of any treatment thereof on the books of account of the Corporation) the fair value of any consideration other than money received upon any such issue, and shall, in case any of the foregoing is issued with other stock, securities or assets of the Corporation determine in good faith what part of the consideration received therefor is applicable to the issue of the Common Stock, Convertible Securities or rights or options for the purchase thereof.

                    (ii) Notwithstanding the provisions of Section A(6)(d)(i) hereof, in the event the Corporation shall, at any time, issue any shares of Common Stock (A) by stock dividend or any other distribution upon any stock of the Corporation payable in Common Stock or in Convertible Securities or (B) in subdivision of its outstanding Common Stock, by reclassification or otherwise, the Class A Conversion Value then in effect shall be reduced proportionately, and, in like manner, in the event of any combination of shares of Common Stock, by reclassification or otherwise, the Class A Conversion Value then in effect shall be proportionately increased.

                    (iii) If any capital reorganization or reclassification of the Common Stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation, or the sale or conveyance of all or substantially all of its assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful or adequate provision shall be made whereby the holders of Class A Preferred Stock shall thereafter have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the exercise of their conversion rights, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon the exercise of such rights had such reorganization, reclassification, consolidation, merger or sale not taken place, and, in such case, appropriate provision shall be made with respect to the rights and interests of the holders of Class A Preferred Stock to the end that such conversion rights (including, without limitation, provisions for adjustment of the Class A Conversion Value) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise thereof. The Corporation shall not effect any such consolidation, merger or sale without the consent of the holders of Class A Preferred Stock as herein described.

                    (iv) In the event that (A) there shall be any decrease in the purchase price provided for in any right or option referred to in Section A(6)(d)(i)(1) hereof or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section A(6)(d)(i)(1) hereof or Section A(6)(d)(i)(2) hereof, or (B) there shall be any increase in the rate at which any Convertible Securities referred to in Section A(6)(d)(i)(1) hereof or Section A(6)(d)(i)(2) hereof are convertible into or exchangeable for shares of Common Stock, the Class A Conversion Value in effect at the time of such decrease or increase shall forthwith be reduced to the Class A Conversion Value which would have been in effect at such time had such outstanding rights or options or Convertible Securities provided for such decreased purchase price or additional consideration or increased conversion rate, as the case may be, at the time initially granted, issued or sold.

                    (v) Each adjustment in each Class A Conversion Value shall be calculated to the nearest cent.

                    (vi) If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Section A(6)(d) are not strictly applicable or if strictly applicable would not fairly protect the conversion rights of the Class A Preferred Stock in accordance with the intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such intent and principles, so as to protect such conversion rights as aforesaid, but in no event shall any such adjustment have the effect of increasing any Class A Conversion Value as otherwise determined pursuant to this Section A(6)(d) except in the event of a combination of shares of the type contemplated in Section A(6)(d)(ii) hereof and then in no event in an amount greater than such Class A Conversion Value as adjusted pursuant to Section A(6)(d)(ii) hereof.

               e. Stock Transfer Taxes. The issue of stock certificates upon conversion of the Class A Preferred Stock shall be made without charge to the converting holder for any tax in respect of such issue. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any of the Class A Preferred Stock converted, and the Corporation shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

               f. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Class A Conversion Value, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Class A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Class A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Class A Conversion Value at the time in effect for the Class A Preferred Stock and (iii) the number of shares of Common Stock and the amount, if any, or other property which at the time would be received upon the conversion of Class A Preferred Stock owned by such holder.

               g. Notices of Record Date. In the event of any fixing by the Corporation of a record date for the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any shares of Common Stock or other securities, or any right to subscribe for, purchase or otherwise acquire, or any option for the purchase of, any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Class A Preferred Stock at least thirty (30) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or rights, and the amount and character of such dividend, distribution or right.

               h. Notices. Any notice required by the provisions of this Section A(6) to be given to the holders of shares of Class A Preferred Stock shall be deemed given upon receipt if personally delivered with receipt acknowledged, or upon receipt if delivered by a reputable overnight courier service or by United States first-class certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

          7. Purchase Rights. If at any time the Corporation grants, issues or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Class A Purchase Rights"), then each holder of Class A Preferred Stock will be entitled to acquire upon the terms applicable to such Class A Purchase Rights, the aggregate Class A Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon conversion of such holder's Class A Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Class A Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Class A Purchase Rights.

          8. Defaults. In the event (i) the Corporation defaults in the payment of any dividend on a Class A Dividend Payment Date, whether or not such dividend is earned or declared, (ii) the Corporation defaults in the payment of the Class B Preferred Dividend on six (6) consecutive Class B Dividend Payment Dates (as hereinafter defined) or (iii) the aggregate amount of all accumulated but unpaid Class B Preferred Dividends (as hereinafter defined) shall equal or exceed the amount of $18 per share of Class B Preferred Stock, then each director elected by the holders of the Class A Preferred Stock pursuant to Section A(2)(b) hereof shall have the absolute right, immediately upon the occurrence of any such default and continuing until such default has been cured, to cast two votes on all matters as to which the directors are entitled to vote, while each director elected by the holders of Common Stock shall have the right to cast one vote with respect to such matters. Such votes, together with the number of votes of the Class B Preferred Director (as hereinafter defined) if there shall then be a Class B Preferred Director pursuant to Section B(3)(c), shall collectively constitute not less than a majority of all votes which the Board of Directors shall be entitled to cast. The Corporation shall give immediate written notice to the holders of Class A Preferred Stock of the occurrence of any default specified herein.

          9.   Notices of Record Date.  In the event of any:

               a. except with respect to dividends payable to holders of Class B Preferred Stock pursuant to Section B(1), taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               b. capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger, consolidation, or share exchange of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, or any other entity or person; or

               c.   Liquidation of the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Class A Preferred Stock a notice specifying (i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange or Liquidation is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange or Liquidation. Such notice shall be mailed at least ten
(10) days prior to the date specified in such notice on which such action is to be taken.

     B.   Class B Preferred Stock

          Each share of Class B Preferred Stock shall be subject to the following provisions:

          1.   Dividends.

               a. The holders of Class B Preferred Stock shall be entitled to receive dividends on a cumulative basis from the actual date of original issue of each share of Class B Preferred Stock (the "Class B Original Issue Date"), whether or not declared, out of funds legally available therefor, at the annual rate of $12.00 per share (as adjusted for any stock dividends, combinations, or splits with respect to such shares or pursuant to the provisions of Section B(1)(b) hereof, the "Class B Dividend Rate"), payable quarterly on the first day of each February, May, August, and November in each year (each a "Class B Dividend Payment Date") or otherwise upon the occurrence of an event described in Sections B(2), (4) or (6) hereof, prorated for any partial year (collectively, the "Class B Preferred Dividend"). Payments shall commence on the first Class B Dividend Payment Date to occur after the Class B Original Issue Date, to the holders of record of the Class B Preferred Stock on the fifteenth day of the month preceding each such Class B Dividend

Payment Date, in the initial amount of $3.00 per share on each such Class B Dividend Payment Date, or such lesser amount as shall result from any proration in respect of any partial quarterly period. The amount of Class B Preferred Dividends payable upon the occurrence of any event described in Sections B(2),
(4) or (6) hereof shall be computed by multiplying the applicable Class B Dividend Rate by a fraction, the numerator of which shall be the number of days since the preceding Class B Dividend Payment Date to the date of payment of such partial Class B Preferred Dividend and the denominator of which shall be 360.

               b. Beginning on the fifth anniversary of the Class B Original Issue Date and subsequently on the date occurring every six (6) months thereafter, the Class B Dividend Rate shall be adjusted by increasing the Class B Dividend Rate then in effect by $2.00 per share (as adjusted for any stock dividends, combinations, or splits with respect to such shares).

               c. No dividends shall be declared or paid or set apart for payment on the shares of Common Stock or any other class or series of capital stock of the Corporation (other than dividends on shares of the Class A Preferred Stock and the Class B Preferred Stock, in each case as further provided herein) for any dividend period unless full cumulative dividends have been or contemporaneously are declared and paid on (i) the Class A Preferred Stock through the most recent Class A Dividend Payment Date, and (ii) the Class B Preferred Stock through the most recent Class B Dividend Payment Date. The Corporation shall not declare or pay or set apart for payment any cash dividends on the shares of Class B Preferred Stock for any dividend period unless (x) full cumulative dividends (to the extent payable in cash) have been or contemporaneously are declared and paid on the Class A Preferred Stock through the most recent Class A Dividend Payment Date or (y) simultaneously therewith an amount equal to the Class A Proportional Accumulated Dividend (as hereinafter defined), calculated as of the Class B Dividend Payment Date, is set apart for the benefit of the Class A Preferred Stock to be paid on the next Class A Dividend Payment Date and (z) on such Class B Dividend Payment Date, no violation shall have occurred which has not been cured of the provisions of Section A(2)(b) or Section A(4)(a)-(g) (excluding the last paragraph of Section A(4)), or Section A(7). The Corporation shall not declare or pay or set apart for payment less than all of the cash dividends payable on the shares of Class B Preferred Stock for any dividend period unless simultaneously therewith an amount equal to the Class A Proportional Accumulated Dividend (as hereinafter defined), calculated as of the Class B Dividend Payment Date, is set apart for the benefit of the Class A Preferred Stock to be paid on the next Class A Dividend Payment Date. If full cumulative dividends have not been paid or, pursuant to the provisions of this Section B(1)(c), are not entitled to be paid on shares of the Class B Preferred Stock, any dividends thereafter declared on shares of the Class B Preferred Stock shall be paid pro rata to the holders of outstanding shares of the Class B Preferred Stock. Holders of the shares of Class B Preferred Stock shall not be entitled to any cash dividends in excess of full cumulative dividends as set forth in this Section B(1)(c). No interest or sum of money in lieu of interest shall be payable in respect of any dividend payment or payments on the Class B Preferred Stock which may be in arrears.

                    The "Class A Proportional Accumulated Dividend" shall be an amount equal to the result obtained by multiplying (i) the aggregate amount available for declaration and payment as a cash dividend to all holders of Convertible Preferred Stock on the Class B Dividend Payment Date times (ii) the result obtained by dividing (A) the aggregate amount of accumulated but unpaid cash dividends on the Class A Preferred Stock for each Class A dividend period or part thereof as of the Class B Dividend Payment Date (computed for partial Class A dividend periods by multiplying the Class A Dividend Rate applicable to such partial Class A dividend period by a fraction the numerator of which shall be the number of days in such partial Class A dividend period prior to the Class B Dividend Payment Date (calculated by counting the first day thereof but excluding the last day thereof) and the denominator of which shall be 360) by (B) the aggregate amount of all accumulated but unpaid cash dividends on the Convertible Preferred Stock as of the Class B Dividend Payment Date.

               d. Waiver of Limitation on Dividends. Class B Preferred Dividends may be paid even if, after giving effect thereto, the Corporation's total assets would be less than the sum of its total liabilities, plus the amount that would be needed, if the Corporation were to be dissolved at the time of such distribution, to satisfy the preferential rights upon dissolution of stockholders, if any, whose preferential rights are superior to those receiving the distribution.

          2.   Liquidation, Dissolution, or Winding Up.

               a. In the event of any Liquidation (as defined in Section A(3)(a) above) occurring prior to the first anniversary of the Class B Original Issue Date, before any distribution of assets of the Corporation shall be made to or set apart for the holders of any class of capital stock of the Corporation, including the holders of Common Stock or the holders of Class B Preferred Stock, the holders of Class A Preferred Stock shall receive payment out of such assets of the Corporation in an amount per share equal to the Class A Liquidation Preference (as defined in Section A(3)(a)), plus any accumulated and unpaid dividends thereon (whether or not earned or declared). If the assets of the Corporation available for distribution to the holders of the Class A Preferred Stock shall not be sufficient at such time to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of the Class A Preferred Stock. If the assets of the Corporation available for distribution to the holders of Class A Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock, the holders of Class B Preferred Stock shall receive payment out of such assets of the Corporation in an amount per share equal to One Hundred Dollars ($100.00) plus the accrued but unpaid Class B Preferred Dividend as set forth in Section B(1)(a) hereof (the "Class B Preference Amount"). Upon the occurrence of a Liquidation on and after the first anniversary of the Class B Original Issue Date, the Class A Preferred Stock and the Class B Preferred Stock shall rank on a parity as to the receipt of the Class A Liquidation Preference and the Class B Preference Amount. If the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall not be sufficient at such time to make in full the payment herein required, such assets shall be distributed pro-rata among the holders of Convertible Preferred Stock based on the aggregate Class A Liquidation Preferences of the shares of Class A Preferred Stock or the aggregate Class B Preference Amounts of the shares of Class B Preferred Stock, as the case may be, held by each such holder. In any event, if the assets of the Corporation available for distribution to the holders of Convertible Preferred Stock shall exceed the distribution required to be made to the holders of Class A Preferred Stock and the Class B Preferred Stock as herein described, such excess assets shall be distributed pro-rata among the holders of Common Stock.

               b. Any consolidation, merger or a statutory share exchange (other than a merger with a wholly-owned subsidiary of the Corporation or a consolidation, merger, share exchange or other business combination in which the outstanding voting stock of the Corporation immediately prior to such consolidation, merger, share exchange or business combination constitutes a majority of the voting stock of the surviving entity) in which the outstanding shares of capital stock of the Corporation are exchanged for securities or other consideration of or from another corporation, or a sale, lease, transfer or other disposition of all or substantially all the assets or stock of the Corporation shall be deemed a Liquidation; provided, however, that any such event shall not be so regarded as a Liquidation, with respect to the Class B Preferred Stock if the holders of two-thirds (2/3) of the outstanding shares of the outstanding Class B Preferred Stock approve such event or elect not to have any such event deemed to be a Liquidation, by giving written notice thereof to the Corporation at least ten (10) days prior to the effective date of such event; and further provided that the limitation in the priority of payment of the Class B Preference Amount set forth in Sections A(3)(a) and B(2)(a) above in respect of Liquidations occurring prior to the first anniversary of the Class B Original Issue Date shall not apply to any such event, regardless of the date of such Liquidation.

               c. Whenever the distribution provided for in this Section B(2) shall be paid in property other than cash, the value of such distribution shall be the fair value thereof determined in good faith by the Board of Directors of the Corporation.

               d. Payment in full to the holders of Class B Preferred Stock of the Class B Preference Amount shall effect a complete cancellation and redemption of the Class B Preferred Stock.

               e. In the event that outstanding shares of Class B Preferred Stock shall be subdivided into a greater number of shares of Class B Preferred Stock, the Class B Preference Amount in effect immediately prior to each such subdivision, simultaneously with the effectiveness of such subdivision, shall be proportionately reduced, and, conversely, in case outstanding shares of Class B Preferred Stock shall be combined into a smaller number of shares of Class B Preferred Stock, the Class B Preference Amount in effect immediately prior to each such combination, simultaneously with the effectiveness of such combination, shall be proportionately increased.

          3.   Voting Rights.

               a. Except as otherwise required by law, or as specifically provided herein, the holders of shares of Class B Preferred Stock shall vote in a single class together with the holders of shares of Class A Preferred Stock and Common Stock on all matters submitted to a vote of the stockholders of the Corporation; provided, however, with respect to the election and removal of directors, the holders of the Class B Preferred Stock shall vote with the holders of Common Stock as a single class. In any vote pursuant to the preceding sentence, each holder of Class B Preferred Stock shall be entitled to that number of votes as is equal to the number of shares of Common Stock which would be issuable upon conversion of such shares of Class B Preferred Stock, as provided in Section B(4)(a) hereof (the "As Converted Number of Shares") of such holder (with fractional shares rounded to the nearest whole number, with one-half being rounded upward) at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. The holders of the Class B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation.

               b. In lieu of the right to vote with the holders of Common Stock pursuant to Section B(3)(a) in the election or removal of directors, upon the affirmative vote or written consent of the holders of two-thirds (2/3) of the shares of Class B Preferred Stock or as provided in Section B(3)(c), the holders of the Class B Preferred Stock, voting separately as one class, shall have the exclusive and special right to elect one (1) member of the Board of Directors ("Class B Preferred Director"). The Class B Preferred Director shall have one vote, except as provided in Section B(3)(c) below. The right of the holders of the Class B Preferred Stock, voting separately as one class, to elect the Class B Preferred Director pursuant to this Section B(3)(b) shall terminate at such time as fewer than one third (1/3) of the number of shares of Class B Preferred Stock issued on the Class B Original Issue Date (as adjusted for stock splits, combinations and other recapitalizations) shall continue to remain outstanding; provided, however, that the holders of Class B Preferred Stock, voting separately as one class, shall in every event be entitled to elect the Class B Preferred Director when such Class B Preferred Director, if elected, would be entitled to more than one vote in accordance with the provisions of Section B(3)(c).

The Class B Preferred Director shall be elected by the vote of the holders of a majority, and removed by the vote of the holders of two-thirds (2/3), of the shares of Class B Preferred Stock then outstanding. The right of holders of the Class B Preferred Stock contained in this Section B(3)(b) to elect a Class B Preferred Director may be exercised either at a special meeting of the holders of Class B Preferred Stock, or at any annual or special meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. Upon the written request of the holders of record of at least 33-1/3% of the Class B Preferred Stock then outstanding, the Secretary of the Corporation shall call a special meeting of the holders of Class B Preferred Stock for the purpose of (i) removing a Class B Preferred Director and/or (ii) electing a Class B Preferred Director to fill a vacancy in the directorship authorized to be filled by the holders of Class B Preferred Stock pursuant to this Section B(3)(b). Such meeting shall be held at the earliest practicable date.

At any meeting held for the purpose of electing or removing a Class B Preferred Director, the presence, in person or by proxy, of the holders of record of two-thirds of the Class B Preferred Stock then outstanding shall be required to constitute a quorum of the Class B Preferred Stock for such election.

A vacancy in the directorship to be elected by the holders of Class B Preferred Stock pursuant to this Section B(3)(b) may be filled only by vote or written consent in lieu of a meeting of the holders of a majority of the shares of Class B Preferred Stock then outstanding and may not be filled by the remaining directors.

               c. So long as, and only so long as, either (i) the Corporation fails to pay the Class B Preferred Dividend on six (6) consecutive Class B Dividend Payment Dates, or (ii) the aggregate amount of all accumulated but unpaid Class B Preferred Dividends shall equal or exceed the amount of $18.00 per share of Class B Preferred Stock, or (iii) a default exists which, pursuant to Section A(8) above, entitles each Class A Preferred Director to cast two (2) votes on all matters as to which the directors of the Corporation are entitled to vote, then the holders of Class B Preferred Stock shall be deemed to have exercised their right under Section B(3)(b) to elect a Class B Preferred Director (if they have not previously done so), whereupon the size of the Board of Directors of the Corporation shall be increased by one (1) director, the holders of the Class B Preferred Stock shall have the right to elect a Class B Preferred Director as provided in Section B(3)(b) and the Class B Preferred Director shall have the same number of votes which the Class A Preferred Directors collectively shall be entitled to cast, as such number may vary from time to time, or, if there are no Class A Preferred Directors, such number of votes as shall constitute a majority of all votes which the Board of Directors shall be entitled to cast. The right of the Class B Preferred Director to have more than one vote pursuant to this Section B(3)(c) shall terminate at such time as both (x) no shares of Class A Preferred Stock remain outstanding and (y) the Corporation shall have consummated a public offering pursuant to a firm commitment underwriting at a price to the public of at least $5.00 per share of Common Stock of the Corporation (as adjusted proportionately for any stock dividends, combinations or stock splits after the Class B Original Issue Date) registered in compliance with the Securities Act of 1933, as amended (the "Securities Act") and applicable rules and regulations thereunder and registered, qualified or exempt from registration or qualification under or in compliance with any applicable state securities laws which shall have resulted in the receipt by the Corporation of net proceeds of at least $10,000,000 (after the payment of expenses, including underwriting discounts and commissions, but before any proceeds from the exercise of any underwriter's over-allotment option) for the Common Stock of the Corporation offered thereunder.

          4. Conversion Rights. The holders of the Class B Preferred Stock shall have the following conversion rights:

               a. Right to Convert. Each share of Class B Preferred Stock shall be convertible at any time, and from time to time, at the option of the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) (the "Numerator") by the Class B Conversion Price (as defined below) in effect at the time of conversion. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Class B Preferred Stock without the payment of additional consideration by the holder thereof (the "Class B Conversion Price") initially shall be three dollars ($3.00). Such initial Class B Conversion Price, and the rate at which shares of Class B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below. In the event of a Liquidation of the Corporation, the conversion rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Class B Preferred Stock; provided, however, that such termination shall not be effective if such liquidation, dissolution or winding up of the Corporation is not consummated.

               b. Adjustment to Conversion Price Upon Occurrence of Extraordinary Common Stock Event. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Class B Conversion Price for the Class B Preferred Stock, simultaneously with the happening of such Extraordinary Common Stock Event, shall be adjusted by multiplying the then-effective Class B Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained thereafter shall be the Class B Conversion Price for the Class B Preferred Stock. The Class B Conversion Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event(s). "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a stock split or subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a reverse stock split or combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

               c. Recapitalization or Reclassification. If the Common Stock issuable upon the conversion of the Class B Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section B(4)(b) hereof, or a reorganization, merger, share exchange, consolidation, or sale of assets provided for in Section B(4)(d) hereof), then and in each such event the holder of each share of Class B Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such recapitalization, reclassification, or other change by holders of the number of shares of Common Stock into which such share of Class B Preferred Stock might have been converted immediately prior to such recapitalization, reclassification, or change, all subject to further adjustment as provided herein.

               d.   Merger, Share Exchange, Consolidation, or Sale of Assets.
If at any time or from time to time there shall be a capital reorganization of the Corporation, including a merger, share exchange, consolidation, or sale of all or substantially all of assets of the Corporation (other than a subdivision or combination of shares or stock dividend provided for in Section B(4)(b) hereof), then, as a part of such reorganization, provision shall be made so that the holders of the Class B Preferred Stock thereafter shall be entitled to receive, upon conversion of each share of the Class B Preferred Stock, the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock into which such shares of Class B
Preferred Stock
might have been converted immediately prior to such capital reorganization would have been entitled to receive. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section B(4) with respect to the rights of the holders of the Class B Preferred Stock after the reorganization to the end that the provisions of this Section B(4) (including adjustment of the Class B Conversion Price then in effect and the number of shares acquired upon conversion of the Class B Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable. Notwithstanding the foregoing, in the case of a consolidation, merger, share exchange, or sale of all or substantially all the assets of the Corporation, the provisions of Section B(2)(b) shall apply to the Class B Preferred Stock, and this Section B(4)(d) shall not apply unless, as provided in Section B(2)(b), the holders of two-thirds (2/3) of the outstanding shares of Class B Preferred Stock elect that such event shall not be deemed to be a Liquidation of the Corporation.

               e.   Certain Dilutive Issues.

                    (i) Special Definitions.   For purposes of this Section
B(4)(e), the following definitions apply:

                        (1) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below), except for (A) rights or options to acquire up to 2,000,000 shares of Common Stock which may be granted to employees, directors or consultants to the Corporation pursuant to the Corporation's 1995 Employee and Consultant Stock Option Plan (the "Option Plan") or any similar plan or arrangement hereafter adopted, and approved by the stockholders of the Corporation, for the benefit of the Corporation's employees, consultants and directors, (B) warrants and sales agent warrants to purchase an aggregate of 758,720 shares of Common Stock outstanding or reserved for issuance on the Class B Original Issue Date (the "Outstanding Warrants") and (C) an outstanding contractual option to issue 50,000 shares of Common Stock to Randolph Haag (the "Contractual Option").

                        (2) "Convertible Securities" shall mean any evidences of indebtedness, shares of stock (other than Common Stock, Class A Preferred Stock and Class B Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

                        (3) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed to be issued pursuant to Section B(4)(e)(iii)) by the Corporation after the Class B Original Issue Date, other than shares of Common Stock issued or issuable upon (i) conversion of shares of Class A Preferred Stock or Class B Preferred Stock or as a dividend or distribution on Class A Preferred Stock or Class B Preferred Stock, (ii) the exercise of options granted under the Option Plan, (iii) the exercise of the Outstanding Warrants, or (iv) the exercise of the Contractual Option.

                    (ii) No Adjustment of Conversion Price. Any provision herein to the contrary notwithstanding, no adjustment in the number of shares of Common Stock into which shares of Class B Preferred Stock is convertible shall be made, by adjustment in the Class B Conversion Price, unless the consideration per share (determined pursuant to Section B(4)(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Class B Conversion Price in effect on the date of, and immediately prior to, the issue of such Additional Shares of Common Stock.

                    (iii)  Issue of Options and Convertible Securities.   In the
event the Corporation at any time or from time to time after the Class B Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section B(4)(e)(v) hereof) of such Additional Shares of Common Stock would be less than the Class B Conversion Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (1) no further adjustments in the Class B Conversion
Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) if such Options or Convertible Securities by
their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Class B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Class B Conversion Price shall affect Common Stock previously issued upon conversion of shares of Class A Preferred Stock or Class B Preferred Stock;

                           (3) upon the expiration of any such Options or any
rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Class B Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                                 (a) in the case of Convertible Securities or
Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                                 (b) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section B(4)(e)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (4) no readjustment pursuant to Section
B(4)(e)(iii)(2) or (3) above shall have the effect of increasing the Class B Conversion Price to an amount which exceeds the lower of (a) the Class B Conversion Price prior to the initial adjustment to which the readjustment applies, or (b) the Class B Conversion Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

                           (5) in the event of any change in the number of
shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Class B Conversion Price then in effect shall forthwith be readjusted to such Class B Conversion Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                    (iv) Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Corporation at any time after the Class B Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B(4)(e)(iii), but excluding any shares of Class A Preferred Stock issued to the holders of Class A Preferred Stock on or before July 15, 1999, in payment of dividends on such Class A Preferred Stock pursuant to the provisions of Section A(1)(c) above) without consideration or for a consideration per share less than the Class B Conversion Price in effect on the date of and immediately prior to such issue, then and in such event:

                           (1) until such time as the aggregate amount of such
consideration received or deemed to have been received by the Corporation upon the issuance of Additional Shares of Common Stock shall equal $1,500,000 and provided that the per share price for each such issuance of Additional Shares of Common Stock shall be no less than the Fair Market Value (as hereinafter defined), the Class B Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the then current Class B Conversion Price by a fraction the numerator of which shall be the sum of

                              (a) the number of shares of Common Stock
outstanding immediately prior to such issue, plus

                              (b) the number of shares of Common Stock which the
aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at the Class B Conversion Price in effect immediately prior to such issuance and the denominator of which shall be the sum of

                              (x) the number of shares of Common Stock
outstanding immediately prior to such issue, plus

                              (y) the number of such Additional Shares of Common
Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding shall be calculated on a fully diluted basis, as if all shares of Convertible Preferred Stock and all other Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised immediately prior to such issuance, and the resulting securities fully converted into shares of Common Stock, if so convertible as of such date. This calculation shall not include, however, any Additional Shares of Common Stock issuable with respect to shares of Convertible Preferred Stock, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares or Convertible Securities, solely as a result of adjustment of the Class B Conversion Price resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

                           (2) On and after the date that the aggregate amount
of consideration received or deemed to have been received by the Corporation upon the issuance of Additional Shares of Common Stock equals or exceeds $1,500,000, and subject to the provisions of Section B(6)(c) below, the Class B Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration received or deemed received by the Corporation, on a per share basis, for the issue of such Additional Shares of Common Stock.

     The provisions of this Section B(4)(e)(iv) do not apply if the provisions of any of Section B(4)(b), (c) or (d) apply.

                    (v) Determination of Consideration. The consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash, Property, and Other Consideration.  Such
consideration shall:

                               (a) insofar as it consists of cash, be computed
as the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                               (b) insofar as it consists of property, services,
or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                               (c) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation, be the proportion of the consideration so received, computed as provided in Sections B(4)(e)(v)(1)(a) and (b) above, as is determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
Consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Corporation, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

               f. Adjustment Upon Failure to Complete Target Secondary Offering. In the event that a Target Secondary Offering (as defined below) shall not have occurred, the Class B Conversion Price shall be adjusted on January 1, 1999 to equal two dollars and seventy-five cents ($2.75) or such other amount as shall result from a proportional adjustment to the Class B Conversion Price pursuant to Sections B(4)(b), (c) or (d) above. The term "Target Secondary Offering" shall mean the public offering pursuant to a firm commitment underwriting at a price to the public of at least $5.00 per share of Common Stock of the Corporation (as adjusted proportionally for any stock dividends, combinations or splits) registered in compliance with the Securities Act and applicable rules and regulations thereunder and registered, qualified or exempt from registration or qualification under or in compliance with any applicable state securities laws which (i) shall have been closed on or before December 31, 1998 and (ii) shall have resulted in the receipt by the Corporation on or before such date of net proceeds of at least $10,000,000 (after the payment of expenses, including underwriting discounts and commissions but before any proceeds from the exercise of any underwriter's over-allotment option) for the Common Stock of the Corporation offered thereunder.

               g. Certificate as to Adjustments. In each case of an adjustment or readjustment of the Class B Conversion Price of the Class B Preferred Stock, the Corporation will furnish each holder of the Class B Preferred Stock with a certificate prepared by the Chief Financial Officer of the Corporation showing such adjustment or readjustment and stating in detail the facts upon which such adjustment or readjustment is based.

               h. Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Class B Preferred Stock shall surrender the certificate(s) representing the shares being converted to the Corporation at its principal office, accompanied by written notice to the Corporation at that office that such stockholder elects to convert such shares (a "Conversion Notice"). The Conversion Notice also shall state the name(s) and address(es) in which the certificate(s) for shares of Common Stock issuable upon such conversion shall be issued. The certificate(s) for shares of Class B Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when the Conversion Notice is received by the Corporation together with the certificate(s) representing the shares of Class B Preferred Stock being converted shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Class B Preferred Stock being converted, or on its written order, such certificate(s) as it may request of the number of whole shares of Common Stock issuable upon the conversion of such shares of Class B Preferred Stock in accordance with the provisions of this Section B(4) and cash, as provided in Section B(4)(i), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as a holder of the converted shares of Class B Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder(s) of record of the shares of Common Stock represented thereby.

               i. Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Class B Preferred Stock. Instead of any fractional shares of Common Stock that otherwise would be issuable upon conversion of shares of Class B Preferred Stock, the Corporation shall pay to the holder of the shares of Class B Preferred Stock that were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the Fair Market Value (as hereinafter defined) price per share of the Common Stock at the close of business on the Conversion

Date. The term "Fair Market Value" shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Corporation, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Corporation's Board of Directors as not having an active quoted market or in the case of other property, such value as shall be determined by the Board of Directors. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Class B Preferred Stock being converted at any one time by any holder thereof, not upon each share of Class B Preferred Stock being converted.

               j. Reservation of Common Stock. The Corporation at all times shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Class B Preferred Stock, such number of its shares of Common Stock as from time to time shall be sufficient to effect the conversion of all outstanding shares of the Class B Preferred Stock.

          5.   Restrictions and Limitations.   So long as any shares of Class B
Preferred Stock remain outstanding, the Corporation will not take any of the following actions without the affirmative vote or consent (with each share of Class B Preferred Stock being entitled to one vote) of the holders of at least a majority of the outstanding shares of the Class B Preferred Stock, given in writing or by resolution adopted at a meeting called for such purpose:

               a. amend the Articles of Incorporation or the Bylaws of the Corporation if such amendment would:

                    (i) reduce the Class B Dividend Rate on the Class B Preferred Stock provided for herein, make such dividends noncumulative, defer the date from which dividends will accrue, cancel accrued and unpaid dividends, or change the relative seniority rights of the holders of the Class B Preferred Stock as to the payment of dividends in relation to the holders of any other class or series of capital stock of the Corporation;

                    (ii) reduce the amount payable to the holders of the Class B Preferred Stock upon a Liquidation of the Corporation, or change the relative seniority of the liquidation preferences of the holders of the Class B Preferred Stock;

                    (iii) reduce the Class B Redemption Price specified in Section B(6) hereof with respect to the Class B Preferred Stock;

                    (iv) cancel or modify the conversion rights of the Class B Preferred Stock provided for in Section B(4) hereof; or

                    (v) adversely affect any of the rights, preferences or privileges provided for herein for the benefit of any shares of Class B Preferred Stock;

               b. redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose) any shares of capital stock, other than by redemption of Class A Preferred Stock in accordance with the provisions of Section A(5) above or the Class B Preferred Stock in accordance with Section B(6) hereof;

               c. authorize or create any stock of any class or series of a class of capital stock, or any security convertible into or exchangeable for stock of any class;

               d. recapitalize or reclassify or cancel all or any part of the outstanding capital stock of the Corporation, or otherwise reorganize the affairs of the Corporation in any manner which adversely affects the Class B Preferred Stock or the rights of the holders thereof, relative to any other class or series of the Corporation's capital stock or the rights of the holders thereof; or

               e. increase or decrease (other than by redemption or as a result of the conversion thereof) the total number of authorized shares of any class or series of capital stock.

          6.   Redemption.

               a. Redemption at Corporation's Option. At the option of the Corporation, the Corporation may fix a date (the "Class B Redemption Date") on which it shall redeem all (but not less than all) of the then outstanding shares of Class B Preferred Stock by paying in cash to the holders thereof and in respect of each such share of Class B Preferred Stock, the Class B Redemption Price (as defined below), (i) at any time prior to the fifth anniversary of the Class B Original Issue Date but only in the event that the average bid price of the Common Stock of the Corporation exceeds $6.00 per share with respect to each of the twenty (20) consecutive Trading Days (as defined below) immediately preceding the date of the Class B Redemption Notice (as defined in Section B(6)(b) hereof), or (ii) at any time after the fifth anniversary of the Class B Original Issue Date. A holder of Class B Preferred Stock may elect, by written notice delivered to the Corporation not less than twenty-one (21) days prior to the Class B Redemption Date, to waive its right to have redeemed all (but not less than all) of the shares of Class B Preferred Stock held by such holder which are eligible to be redeemed on such Class B Redemption Date, provided that on such Class B Redemption Date each such share of Class B Preferred Stock which is not redeemed shall be converted automatically into shares of Common Stock at the Class B Conversion Price then in effect on such Class B Redemption Date. The term "Trading Day" shall mean any day other than Saturday or Sunday on which national securities exchanges are open for trading and trades in Corporation Common Stock occur. The term "Class B Redemption Price" shall mean (i) in the event the Class B Redemption Date occurs prior to the second anniversary of the Class B Original Issue Date, an amount per share equal to (A) One Hundred Dollars ($100.00) plus (B) the difference, if any, obtained by subtracting all amounts actually paid as Class B Preferred Dividends in respect of such share from $24.00 (as adjusted for any stock dividends, combinations, or splits with respect to such share) or (ii) in the event the Class B Redemption Date occurs on or after the second anniversary of the Class B Original Issue Date, an amount per share equal to the Class B Preference Amount (determined as provided in Section B(2)(a) hereof).

               b. Procedures for Redemption of Class B Preferred Stock. At least thirty (30) days but not more than forty-five (45) days prior to the Class B Redemption Date the Corporation shall mail a written notice, first class postage prepaid, to each holder of record at the close of business on the business day preceding the day on which notice is given, of the Class B Preferred Stock to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying (i) the number of shares to be redeemed from such holder,
(ii) the Class B Redemption Date, (iii) the Class B Redemption Price, (iv) the place at which payment may be obtained, (v) advising such holder of its right to elect to waive its right to have all (but not less than all) such shares redeemed and that, if such election is made, such shares of Class B Preferred Stock which are not redeemed shall be converted automatically into shares of Common Stock at the Class B Conversion Price then in effect (setting forth such Class B Conversion Price), and (vi) calling upon such holder to surrender to the Corporation, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (the "Class B Redemption Notice"). On or after the Class B Redemption Date, each holder of Class B Preferred Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Class B Redemption Notice, and thereupon the Class B Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after each Class B Redemption Date, unless there shall have been a default in payment of the Class B Redemption Price, any shares of Class B Preferred Stock redeemed on such Class B Redemption Date shall not be entitled to any further rights as Class B Preferred Stock and shall not be deemed outstanding for any purpose.

               c. Redemption upon Issuance of Additional Shares of Common Stock. In the event that, at any time after the Class B Original Issue Date, the Corporation proposes to issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section B(4)(e)(iii) hereof) without consideration or for a consideration per share less than the Class B Conversion Price in effect immediately prior to such issue, and such issuance would cause adjustment of the Class B Conversion Price pursuant to the provisions of Section B(4)(e)(iv)(2) above, the Corporation may on the date of issuance, or the date of deemed issuance, as the case may be, of such Additional Shares of Common Stock (the "Dilutive Issue Redemption Date"), redeem all (but not less than all) of the then outstanding shares of Class B Preferred Stock by paying in cash to the holders thereof and in respect of each share of Class B Preferred Stock, the Dilutive Issue Redemption Price (as defined below). The term "Dilutive Issue Redemption Price" shall mean an amount per share equal to
(A) One Hundred Dollars ($100.00) plus (B) the greater of (x) the amount which equals a twenty percent (20%) compound annual rate of return on $100.00 for the period from the Class B Original Issue Date to and including the Dilutive Issue Redemption Date or (y) $24.00 per share minus, in each case, all amounts actually paid as Class B Preferred Dividends. In the event the Corporation elects to redeem the Class B Preferred Stock pursuant to the provisions of this Section B(6)(c), the Corporation shall give prompt written notice (but not more than forty-five (45) days prior to the anticipated Dilutive Issue Redemption
Date), to each holder of record of the Class B Preferred Stock, of the anticipated Dilutive Issue Redemption Date, which notice shall be mailed, first class postage prepaid, to the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected and specifying (i) the anticipated Dilutive Issue Redemption Date, (ii) the anticipated Dilutive Issue Redemption Price, and (iii) advising the holder that payment of the Dilutive Issue Redemption Price shall be made on the actual Dilutive Issue Redemption Date by official bank check mailed to the holder of record at the address last shown on the records of the Corporation for such holder, unless such holder shall instruct the Corporation in writing received at least two (2) business days prior to the anticipated Dilutive Issue Redemption Date that such payment is to be made by federal reserve wire transfer in immediately available funds to the account of the holder specified in such written instructions. Upon payment by the Corporation of the Dilutive Issue Redemption Price, the shares of Class B Preferred Stock redeemed on such Dilutive Issue Redemption Date shall not be entitled to any further rights as Class B Preferred Stock and shall not be deemed outstanding for any purpose, irrespective of whether certificates representing such redeemed shares shall remain in the possession of the former holder of record thereof.

               d. Subordination of Right of Redemption. At any time during the period between the Class B Original Issue Date and the first anniversary of the Class B Original Issue Date, the Corporation may not exercise its right to redeem shares of Class B Preferred Stock pursuant to this Section B(6) unless the Corporation shall first have offered to redeem all outstanding shares of Class A Preferred Stock and either (i) each holder of Class A Preferred Stock shall have elected (or be deemed to have elected) not to have its shares redeemed or (ii) the shares of each holder of Class A Preferred Stock not so electing shall have been redeemed pursuant to the provisions of Section A(5)(c). The Corporation's right to redeem shares of Class B Preferred Stock pursuant to this Section B(6) is further subject to the requirement that all preferred dividends on the Class A Preferred Stock shall have been paid through the Class A Dividend Payment Date immediately preceding the Class B Redemption Date or Dilutive Issue Redemption Date, as applicable.

          7. No Reissuance of Class B Preferred Stock. No share(s) of Class B Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion, or otherwise shall be reissued.

          8. No Dilution or Impairment. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, share exchange, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Class B Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of the Class B Preferred Stock set forth herein.

          9.   Notices of Record Date.  In the event of any:

               a. except with respect to dividends payable to holders of Class A Preferred Stock pursuant to Section A(1), taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase, or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

               b. capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger, consolidation, or share exchange of the Corporation, or any transfer of all or substantially all the assets of the Corporation to any other corporation, or any other entity or person; or

               c.   Liquidation of the Corporation;

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Class B Preferred Stock a notice specifying (i) the record date for such dividend, distribution, or right and a description of such dividend, distribution, or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange or Liquidation is expected to become effective, and (iii) the time, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, share exchange or Liquidation. Such notice shall be mailed at least ten
(10) days prior to the date specified in such notice on which such action is to be taken."

     3. The amendment effected herein was authorized by resolutions adopted at a meeting on October 10, 1997 of the Board of Directors pursuant to Section
78.315 of the Nevada Revised Statutes, declaring the advisability thereof and calling a meeting of the shareholders for the purpose of considering and voting on the proposed amendment.

     4. The number of shares of the Corporation outstanding and entitled to vote on the amendment to the articles of incorporation at the time of adoption was 4,086,400 shares of Common Stock with one (1) vote per share and 3,776 shares of Convertible Preferred Stock with six hundred sixty-six and two-thirds (666-2/3) votes per share. The foregoing amendment was adopted by the shareholders of the corporation on November 24, 1997.

     5. The number of shares of each class voted for and against such amendment, respectively was:

                                         NUMBER OF SHARES VOTED
                                         ----------------------
     CLASS                                  FOR      AGAINST
     -----                                  ---      -------



     Common Stock                        2,756,992    300

     Convertible Preferred Stock          3,776        0


     IN WITNESS WHEREOF, we have executed this Certificate on this 24th day of November, 1997.

                              CLINICOR, INC.



                              By:  /s/ ROBERT S. SAMMIS
                                 --------------------------------------------
                                 Robert S. Sammis, President



    /s/ LORI MELTON
  --------------------------------
  Lori Melton, Assistant Secretary

STATE OF TEXAS      (S)
                    (S)
COUNTY OF TRAVIS    (S)

     This instrument was acknowledged before me on the 24th day of November, 1997, by Robert S. Sammis as President of Clinicor, Inc.


                                /s/ ELIZABETH KAY HAYS
                               ------------------------------------------------
                               NOTARY PUBLIC, STATE OF TEXAS



                                      [NOTARY SEAL APPEARS HERE]